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                                                                    EX 99-B.8.34

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                        PIONEERING SERVICES CORPORATION,
                         PIONEER FUNDS DISTRIBUTOR, INC.
                  AND AETNA LIFE INSURANCE AND ANNUITY COMPANY

     THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 5th day of August 2003, by and among Pioneer Services Corporation (the "Transfer Agent"), Pioneer Funds Distributor, Inc. (the "Distributor"), and ING Life Insurance and Annuity Company f/k/a Aetna Life Insurance and Annuity Company (ING).

     WHEREAS, the Transfer Agent, Distributors, and ING are parties to a Participation Agreement dated September 21, 2000 (the "Participation Agreement"); and

     WHEREAS, the parties now desire to modify the Participation Agreement to include in the list of funds referenced on Schedule B the following fund:
                        Pioneer High Yield Fund (Class A)

     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

     Schedule B of the Participation Agreement is hereby deleted and replaced with Schedule B attached hereto and dated August 5, 2003;

     The Participation Agreement, as supplemented by this First Amendment is ratified and confirmed; and

     This First Amendment may be executed in two or more counterparts, which together shall constitute one instrument

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 5th day of August, 2003.

ING LIFE INSURANCE AND ANNUITY COMPANY

        By   /s/ Laurie M. Tillinghast
            ------------------------------------------
        Name:    Laurie M. Tillinghast
                --------------------------------------
        Title:  Vice President
               ---------------------------------------

PIONEERING SERVICES CORPORATION                      PIONEER FUNDS DISTRIBUTOR, INC.

         By:     /s/ Peggy Schooley                  By      /s/ Steven Graziano
                ----------------------------------          ----------------------------------
         Name:   Peggy Schooley                      Name:   Steven Graziano
                ----------------------------------          ----------------------------------
         Title   President                           Title:  Executive Vice President
                ----------------------------------          ----------------------------------

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                                   SCHEDULE B
                              As of August 5, 2003

                   (List of funds available--See Section 1(b))

Pioneer Fund - Class A
Pioneer Equity-Income Fund - Class A
Pioneer Growth Shares - Class A
Pioneer High Yield Fund - Class A